Independent Auditors' Consent

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement No. 33-79482 of American Century Strategic Asset Allocations, Inc. on Form N-1A of our report dated January 12, 2000, appearing in the Annual Report of the three funds comprising American Century Strategic Asset Allocations, Inc., for the year ended November 30, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.


Kansas City, Missouri
March 27, 2000